UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2016, Synergy Pharmaceuticals Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreement”) with certain institutional investors for the sale of an aggregate of 29,948,334 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”) in a registered direct offering (the “Offering”). The purchase price paid by the investors was $3.00 per Share.  The gross proceeds to the Company from the registered direct offering was $89,845,002.

The Shares were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on May 5, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-205484), which was declared effective by the SEC on July 14, 2015. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The foregoing summary of the terms of the Securities Purchase Agreement is subject to, and qualified in its entirety by, such document attached hereto as Exhibit 10.1, which is incorporated herein by reference. A copy of the press release announcing the registered direct offering is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.
10.1	Form of Securities Purchase Agreement dated as of May 4, 2016.
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in opinion of Sichenzia Ross Friedman Ference LLP filed as Exhibit 5.1)
99.1	Press release of Synergy Pharmaceuticals Inc. dated May 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 5, 2016

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer